                                                                    Exhibit 99.1

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

In re                               )             Chapter 11
                                    )
UNITEL VIDEO, INC., UNITEL 53 LLC,  )             Case No. 99-2979 (PJW)
UNITEL 57 LLC, and R SQUARED, INC., )
                                    )             Jointly Administered
                     Debtors.       )


                    DEBTORS' FIRST AMENDED JOINT CONSOLIDATED
                       LIQUIDATING PLAN OF REORGANIZATION

KAYE SCHOLER LLP                            YOUNG CONAWAY STARGATT &
Andrew A. Kress (AK 8985)                      TAYLOR, LLP
Benjamin Mintz (BM 6060)                    Robert S. Brady (No. 2847)
425 Park Avenue                             Michael R. Nestor (No. 3526)
New York, New York 10022-3598               1100 North Market Street
(212) 836-8000                              Rodney Square North, 11th Floor
                                            P.O. Box 391
                                            Wilmington, Delaware 19899
                                            (302) 571-6600

                         Co-Counsel for the Debtors and
                              Debtors in Possession

                                 August 29, 2001

                                TABLE OF CONTENTS

                                                                                                 Page
                                                                                                 ----
ARTICLE  I

          DEFINITIONS AND INTERPRETATIONS....................................................       6
               1.1    Administrative Bar Date................................................       6
               1.2    Administrative Claim...................................................       6
               1.3    Allowed or Allowed Amount .............................................       6
               1.4    Allowed Claim, Allowed [    ] Claim or [     ] Allowed Claim ..........       7
               1.5    Assets.................................................................       7
               1.6    Available Cash.........................................................       7
               1.7    Avoidance Actions......................................................       7
               1.8    Bankruptcy Code........................................................       7
               1.9    Bankruptcy Court.......................................................       8
               1.10   Bankruptcy Rules.......................................................       8
               1.11   Bar Date...............................................................       8
               1.12   Business Day...........................................................       8
               1.13   Cash...................................................................       8
               1.14   Cases..................................................................       8
               1.15   Causes of Action.......................................................       8
               1.16   Claim..................................................................       8
               1.17   Claims Objection Bar Date..............................................       8
               1.18   Class..................................................................       8
               1.19   Committee..............................................................       9
               1.20   Common Stock...........................................................       9
               1.21   Confirmation...........................................................       9
               1.22   Confirmation Date......................................................       9
               1.23   Confirmation Hearing...................................................       9
               1.24   Confirmation Order.....................................................       9
               1.25   Creditor...............................................................       9
               1.26   Debtors................................................................       9
               1.27   Deficiency Amount......................................................       9
               1.28   Deficiency Claim.......................................................       9
               1.29   DIP Financing..........................................................       9
               1.30   Disallowed.............................................................      10
               1.31   Disbursing Agent.......................................................      10
               1.32   Disputed Claim.........................................................      10
               1.33   Disputed Claims Reserve................................................      10
               1.34   Effective Date.........................................................      10
               1.35   Excess Available Cash..................................................      10
               1.36   Excess Disputed Claims Reserve Cash....................................      10
               1.37   Excess Operating Reserve Cash..........................................      10
               1.38   Excess Senior Claim Reserve Cash.......................................      10

               1.39   Fee Claims.............................................................       11
               1.40   File, Filed or Filing..................................................       11
               1.41   Filing Date............................................................       11
               1.42   Final Distribution.....................................................       11
               1.43   Final Distribution Date................................................       11
               1.44   Final Order............................................................       11
               1.45   General Unsecured Claim................................................       11
               1.46   Governmental Unit......................................................       11
               1.47   Heller.................................................................       12
               1.48   Heller Disgorgement Amount.............................................       12
               1.49   Holder.................................................................       12
               1.51   Intercompany Claims....................................................       12
               1.52   Interest...............................................................       12
               1.53   Lien...................................................................       12
               1.54   Liquidating Debtor.....................................................       12
               1.55   Old Interests .........................................................       12
               1.56   Operating Reserve......................................................       12
               1.57   Person.................................................................       12
               1.58   Plan...................................................................       12
               1.59   Plan Administrator ....................................................       13
               1.60   Pre-Petition Credit Agreement..........................................       13
               1.61   Priority Claim.........................................................       13
               1.62   Priority Tax Claim.....................................................       13
               1.63   Professional Person....................................................       13
               1.64   Pro Rata...............................................................       13
               1.65   R Squared..............................................................       13
               1.66   R Squared Common Stock.................................................       13
               1.67   Schedules..............................................................       13
               1.68   Secured Claim..........................................................       13
               1.69   Senior Claim Reserve...................................................       14
               1.71   Settlement Stipulations................................................       14
               1.72   Subsidiary Interests ..................................................       14
               1.73   Substantive Consolidation Order........................................       14
               1.74   Unitel.................................................................       14
               1.75   Unitel 53 .............................................................       14
               1.76   Unitel 53 Membership Interests.........................................       14
               1.77   Unitel 57 .............................................................       14
               1.78   Unitel 57 Membership Interests.........................................       15

ARTICLE  II

          LIQUIDATION OF THE DEBTORS.........................................................       15

ARTICLE  III

          CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS......................................      15
               3.1    Class 1 - Administrative Claims.......................................       15
               3.2    Class 2 - Priority Claims.............................................       15
               3.3    Class 3 - Priority Tax Claims.........................................       15
               3.4    Class 4 - Miscellaneous Secured Claims................................       15
               3.5    Class 5 - General Unsecured Claims....................................       15
               3.6    Class 6 - Common Stock................................................       15
               3.7    Class 7 - Subsidiary Interests........................................       15

ARTICLE  IV

          TREATMENT OF CLASSES OF CLAIMS AND INTERESTS......................................       16
               4.1    Administrative Claims (Class 1).......................................       16
               4.2    Priority Claims (Class 2).............................................       16
               4.3    Priority Tax Claims (Class 3).........................................       16
               4.4    Miscellaneous Secured Claims (Class 4)................................       17
               4.5    General Unsecured Claims (Class 5)....................................       17
               4.6    Common Stock (Class 6)................................................       17
               4.7    Subsidiary Interests (Class 7)........................................       18

ARTICLE  V

          MEANS FOR IMPLEMENTATION AND EXECUTION OF THIS PLAN...............................       18
               5.1    Corporate Governance..................................................       18
               5.2    Investments...........................................................       18
               5.3    Indemnification.......................................................       18
               5.4    Operating Reserve.....................................................       18
                      A.     Creation of Operating Reserve..................................       18
                      B.     Maintenance of Operating Reserve...............................       19
                      C.     Reporting......................................................       19
                      D.     Supplementing of Operating Reserve.............................       19
                      E.     Excess Operating Reserve Cash..................................       19
               5.5    Distribution of Available Cash........................................       19
               5.6    Preservation of Debtors' Causes of Actions............................       19
               5.7    Professional Fees and Expenses........................................       20
               5.8    Dissolution of Debtors................................................       20

ARTICLE  VI

          CLAIMS; DISTRIBUTIONS.............................................................       20
               6.1    Objections to Claims..................................................       20
               6.2    Amendments to Claims..................................................       20

               6.3    Funding of the Plan...................................................       21
               6.4    Distributions of Cash.................................................       21
                      A.     Distribution to Senior Claims..................................       21
                      B.     Initial Distribution to Allowed Class 5 Claims.  ..............       21
                      C.     Interim Distributions to Allowed Class 5 Claims................       21
                      D.     Final Distribution to Allowed Class 5 Claims...................       21
                      E.     Fee Claims.....................................................       21
               6.5    No Distributions to Holders of Disputed Claims........................       22
               6.6    Establishment of Disputed Claims Reserve..............................       22
               6.7    Establishment of Senior Claims Reserve................................       22
               6.8    Subsequent Allowance or Disallowance of Disputed Claims/Cash
                              Distributions.................................................       22
               6.9    Setoffs...............................................................       23
               6.10   Delivery of Distributions.............................................       23
               6.11    Resolution of Disputed Claims........................................       23

ARTICLE  VII

          SUBSTANTIVE CONSOLIDATION.........................................................       24

ARTICLE  VIII

          TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.............................       24
               8.1    Rejection.............................................................       24
               8.2    Claims for Rejection Damages..........................................       24

ARTICLE  IX

          RETENTION OF JURISDICTION.........................................................       25

ARTICLE  X

          CONDITIONS PRECEDENT TO CONFIRMATION AND EFFECTIVENESS............................       26
               10.1   Conditions Precedent to Confirmation..................................       26
               10.2   Conditions Precedent to the Effective Date............................       26
               10.3   Waiver of Conditions to Confirmation of the Plan and Effective
                                    Date....................................................       27

ARTICLE  XI

          EFFECTS OF CONFIRMATION...........................................................       27
               11.1   Binding Effect........................................................       27
               11.2   Vesting of Property...................................................       27
               11.3   Releases..............................................................       27
               11.4   Injunction............................................................       28

ARTICLE  XII

          MISCELLANEOUS PROVISIONS..........................................................       29
               12.1   Notices...............................................................       29
               12.2   Section Headings......................................................       30
               12.3   Construction..........................................................       30
               12.4   Amendments............................................................       30
               12.5   Effect of Withdrawal or Revocation....................................       30
               12.6   No Interest...........................................................       31
               12.7   Severability..........................................................       31
               12.8   Governing Law.........................................................       31
               12.9   Post-Effective Date Professional Fees.................................       31
               12.10  Dissolution of Committee..............................................       31
               12.11  Successors and Assigns................................................       32
               12.12  Transactions on Business Days.........................................       32

      Unitel Video, Inc., Unitel 53 LLC, Unitel 57 LLC and R Squared, Inc., debtors and debtors in possession in the above-captioned chapter 11 cases, hereby propose the following first amended joint consolidated liquidating plan of reorganization pursuant to the provisions of section 1121(a) of title 11 of the United States Code.

1
                         DEFINITIONS AND INTERPRETATIONS

      Unless the context otherwise requires, any capitalized term used herein and not defined in this Plan but that is defined in the Bankruptcy Code or Bankruptcy Rules, shall have the meaning set forth therein. Wherever the context is appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. The words "herein," "hereof," "hereto" and "hereunder" and others of similar import refer to this Plan as a whole and not to any particular section, subsection or clause contained in this Plan. The word "including" shall mean including, without limitation.

      As used in this Plan, the following terms shall have the respective meanings specified below:

      1.1 Administrative Bar Date means July 11, 2001, as fixed by Final Order as the last date for the Filing of certain Administrative Claims arising or accruing between the Filing Date and April 23, 2001, or requests for payment of such Administrative Claims.

      1.2 Administrative Claim means: any Claim for costs and expenses of administration asserted or arising between the Filing Date and the Confirmation Date under section 503(b) or 507(a)(1) of the Bankruptcy Code, including, without limitation, (a) any Claim given the status of an Administrative Claim by Final Order of the Bankruptcy Court; (b) any fees due under 28 U.S.C. Section 1930; and
            (c) any Fee Claims.

      1.3   Allowed or Allowed Amount means:

            (1) with respect to any Administrative Claim, all or that portion of an Administrative Claim which either: (i) has been allowed by a Final Order; (ii)(A) was incurred by the Debtors' subsequent to April 23, 2001 and (B) has been allowed in any stipulation or other agreement between the Debtors and the Holder of such Administrative Claim; or (iii)(A) was incurred by the Debtors in the ordinary course of business during these Cases to the extent due and owing without defense, offset or counterclaim of any kind, and (B) proof of which was timely Filed by the Administrative Bar Date or deemed timely Filed under applicable law or by Final Order of the Bankruptcy Court, pursuant to the Bankruptcy Code, Bankruptcy Rules or applicable law, or Filed late, with Bankruptcy Court leave pursuant to a Final Order, and either (x) is not objected to prior to the applicable Claims Objection Bar Date and is not a Disputed Claim, or (y) is allowed by a Final Order.

            (2) with respect to any Claim (other than an Administrative Claim), all or that portion of a Claim against the Debtors to the extent such Claim is either (i) listed by the Debtors in the Schedules in an amount other than zero and as being not contingent, unliquidated, disputed or undetermined, to the extent that it is not otherwise a Disputed Claim; or (ii) represented by a proof of Claim which has been timely Filed by the Bar Date, or deemed timely Filed under applicable law or by Final Order of the Bankruptcy Court, pursuant to the Bankruptcy Code, Bankruptcy Rules or applicable law, or Filed late, with Bankruptcy Court leave pursuant to a Final Order and either (A) is not objected to prior to the applicable Claims Objection Bar Date and is not otherwise a Disputed Claim, or (B) is otherwise allowed by a Final Order.

      1.4 Allowed Claim, Allowed [ ] Claim or [ ] Allowed Claim means any Claim for which an Allowed Amount has been determined.

      1.5 Assets means: (a) all assets, property, interests (including equity interests) and effects, real and personal, tangible and intangible, wherever situated, of the Debtors as of the Confirmation Date, including but not limited to all Cash, real property interests, fixtures, equipment, furniture, other tangible property, accounts receivable, tax refunds, contract rights, insurance proceeds, other intangible property, Causes of Action, Avoidance Actions claims, and rights of any kind of the Debtors; and (b) the proceeds, products, rents, and profits of all of the foregoing.

      1.6 Available Cash means all Cash of the Debtors as of the Effective Date (including, without limitation, the Heller Disgorgement Amount), less the amount of Cash: (a) to be distributed on the Effective Date to Holders of Allowed Administrative Claims, Allowed Priority Claims, Allowed Priority Tax Claims and Allowed Miscellaneous Secured Claims; (b) to be deposited in the Operating Reserve; (c) to be deposited in the Senior Claim Reserve; and (d) to be deposited in the Disputed Claims Reserve.

      1.7 Avoidance Actions means all Causes of Action arising under sections 510(c), 544, 547, 548, 549 or 550 of the Bankruptcy Code.

      1.8 Bankruptcy Code means the Bankruptcy Reform Act of 1978, as amended, and codified at title 11 of the United States Code as in effect on the Filing Date, together with all amendments, modifications and replacements as the same exist upon any relevant date to the extent applicable to these Cases.

      1.9 Bankruptcy Court means the United States Bankruptcy Court for the District of Delaware, the court which has been exercising jurisdiction over these Cases.

      1.10 Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure, as they may be amended, as prescribed by the United States Supreme Court pursuant to 28 U.S.C.Section 2075, and the local rules, as they may be amended, of the Bankruptcy Court, as applicable to the Cases.

      1.11 Bar Date means February 7, 2000 or July 21, 2000, as the case may be, as fixed by Final Orders pursuant to Rule 3003(c)(3) of the Bankruptcy Rules as the last date for the Filing of Claims against the Debtors, other than Administrative Claims, or such other date as may apply to a particular Claim pursuant to Final Order of the Bankruptcy Court.

      1.12 Business Day means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

      1.13 Cash means cash, cash equivalents and other readily marketable securities or instruments, including, without limitation, direct obligations of the United States of America and certificates of deposit issued by federally-insured banks.

      1.14 Cases means the Debtors' cases pending in the Bankruptcy Court pursuant to chapter 11 of the Bankruptcy Code under the case numbers 99-2979, 99-2980, 99-2981 and 99-2982.

      1.15 Causes of Action means all actions, causes of action, liabilities, suits, debts, indebtedness (for borrowed money or in the nature of a guarantee), dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, trespasses, damages, rights, executions, claims, objections to Claims, judgments and demands whatsoever, whether known or unknown, choate or inchoate, suspected or unsuspected, in law, equity or otherwise.

      1.16 Claim means a claim, as that term is defined in section 101(5) of the Bankruptcy Code, against any of the Debtors.

      1.17 Claims Objection Bar Date means for all Claims, the latest of: (a) 90 days after the Effective Date; (b) 60 days after the Filing of a proof of Claim; and (c) such other period of limitations for objecting to a Claim as may be specifically fixed by the Plan, the Confirmation Order, the Bankruptcy Rules or an order of the Bankruptcy Court entered at any time in these Cases.

      1.18 Class means any group of Holders of Claims or Interests as established in accordance with section 1122 of the Bankruptcy Code and set forth in Article III of the Plan.

      1.19 Committee means the Official Committee of Unsecured Creditors in these Cases appointed and acting in the Cases pursuant to section 1102 of the Bankruptcy Code, as the same may be reconstituted from time to time.

      1.20 Common Stock means the common stock, par value $.01 per share, of Unitel.

      1.21 Confirmation means the Bankruptcy Court's confirmation of this Plan, represented by the signing of the Confirmation Order by the Bankruptcy Court.

      1.22 Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the legal docket maintained by said Clerk's office in the Cases.

      1.23 Confirmation Hearing means the hearing held by the Bankruptcy Court, as it may be continued from time to time, at which the Debtors shall seek confirmation of this Plan.

      1.24 Confirmation Order means the order of the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code and approving and authorizing the implementation of the transactions contemplated herein, as such order may be amended, modified or supplemented.

      1.25 Creditor means any Person that is the Holder of a Claim against any of the Debtors.

      1.26 Debtors means Unitel, Unitel 53, Unitel 57 and R Squared, as debtors and debtors in possession in these Cases.

      1.27 Deficiency Amount means the amount by which a Claim exceeds the sum of (a) any setoff rights of the Holder of such Claim against the Debtors under sections 506 and 553 of the Bankruptcy Code, plus (ii) the net proceeds realized from the disposition of any collateral securing such Claim, or, if such collateral is not liquidated to Cash, the value of the interest of the Holder of the Claim in the Debtors' interests in any collateral securing such Claim as determined by the Bankruptcy Court under section 506 of the Bankruptcy Code; provided, that if the Holder of such Claim makes the election provided in section 1111(b) of the Bankruptcy Code, there shall be no Deficiency Amount in respect of such Claim.

      1.28 Deficiency Claim means any General Unsecured Claim representing a Deficiency Amount.

      1.29 DIP Financing means the postpetition financing made available to the Debtors by Heller pursuant to, inter alia, that certain Stipulation and Order Extending DIP Facility Previously Approved by the Court dated March 3, 2000, as subsequently extended, clarified, supplemented or modified, together with any prior orders relating thereto.

      1.30 Disallowed Claim or Disallowed means a Claim to the extent it has been disallowed by Final Order.

      1.31  Disbursing Agent means the Plan Administrator or its designee.

      1.32 Disputed Claim means any Claim or any portion thereof for which no Allowed Amount has been established and (a) which is listed in the Schedules as disputed, contingent or unliquidated; or (b) as to which (i) a proof of Claim has been Filed, (ii) an objection to the allowance thereof has been Filed by the Debtors or any other party in interest prior to the applicable Claims Objection Bar Date (and not withdrawn) and (iii) no Final Order has Allowed or Disallowed such Claim or portion thereof. In the event that any part of a Claim is disputed, such Claim in its entirety shall be deemed a Disputed Claim for purposes of distribution under this Plan unless the Debtors or the Liquidating Debtors, as the case may be, and the Holder of such Disputed Claim agree otherwise.

      1.33 Disputed Claims Reserve means the reserve of Cash to be established and maintained by the Liquidating Debtor in a segregated, interest-bearing account into which the Liquidating Debtor will deposit Cash allocated for distribution to the Holders of Disputed Claims in Class 5 (General Unsecured Claims), if and when any such Claims become Allowed Claims, as set forth more fully in Sections
            6.6 and 6.8 of the Plan.

      1.34 Effective Date means the First Business Day after the conditions specified in Section 10.2 hereof have been satisfied or waived.

      1.35  Excess Available Cash means Cash in an amount equal to the sum of:
            (a) undistributed Available Cash; (b) Excess Operating Reserve Cash;
            (c) Excess Senior Claim Reserve Cash; (d) Excess Disputed Claims Reserve Cash; (e) returned Cash distributions pursuant to Section
            6.10 of this Plan; and (f) Cash proceeds of Causes of Action and other Assets received by the Liquidating Debtor after the Effective Date.

      1.36 Excess Disputed Claims Reserve Cash means the amount of Cash, if any, remaining in the Disputed Claims Reserve after all Disputed Class 5 Claims have been either Disallowed or Allowed.

      1.37 Excess Operating Reserve Cash means the amount of Cash, if any, remaining in the Operating Reserve as of the Final Distribution Date.

      1.38 Excess Senior Claim Reserve Cash means Cash, if any, remaining in the Senior Claim Reserve after payment in full of all Allowed Class 1 Claims, Allowed

            Class 2 Claims, Allowed Class 3 Claims, and Allowed Class 4 Claims and after all Disputed Class 1, Class 2, Class 3 and Class 4 Claims have been either Disallowed or Allowed.

      1.39 Fee Claims means a Claim for compensation for services rendered prior to the Effective Date or reimbursement of expenses pursuant to sections 327, 328, 330, 331 or 503(b) of the Bankruptcy Code made pursuant to an application submitted to the Bankruptcy Court in these Cases.

      1.40 File, Filed or Filing means the act represented by the delivery to, receipt by and entry upon the legal docket or claims docket of the Cases by the Clerk of the Bankruptcy Court or such other party as the Bankruptcy Court may direct pursuant to a Final Order.

      1.41 Filing Date means September 2, 1999, the date on which the Cases were commenced.

      1.42 Final Distribution means the distribution of Excess Available Cash to Holders of Class 5 Allowed Claims on the Final Distribution Date.

      1.43 Final Distribution Date means the third Business Day after the later of: (a) the date upon which all Assets of the Debtors have been reduced to Cash or abandoned pursuant to section 554 of the Bankruptcy Code in accordance with a Final Order of the Bankruptcy Court; and (b) the date upon which all Disputed Claims have either been Allowed or Disallowed.

      1.44 Final Order means an order, judgment, ruling or other decree of the Bankruptcy Court as entered on the legal docket of the Cases maintained by the Clerk of the Bankruptcy Court that (a) has not been reversed, stayed, modified or amended and as to which the time to appeal, petition for certiorari, or seek reargument, rehearing or review has expired and as to which no appeal, petition for certiorari, reargument, rehearing or review is pending or as to which any right to appeal, petition for certiorari, or seek reargument, rehearing or review has been waived in writing, or (b) if an appeal, petition for certiorari, reargument, rehearing or review thereof has been denied, the time to take any further appeal, seek certiorari or further reargument, rehearing or review has expired; provided, that no order, judgment or decree shall fail to be a Final Order because of the possibility that a motion pursuant to Rule 60 of the Federal Rules of Civil Procedure may be filed with respect to such order, judgment or decree.

      1.45 General Unsecured Claim means any Claim that is not an Administrative Claim, a Priority Claim, a Priority Tax Claim, a Secured Claim, or an Intercompany Claim.

      1.46 Governmental Unit means a governmental unit as such term is defined in section 101(27) of the Bankruptcy Code.

      1.47 Heller means Heller Financial, Inc., and any of its successors and assigns.

      1.48 Heller Disgorgement Amount means the amount required to be disgorged by Heller in accordance with the Pre-Petition Credit Agreement, the DIP Financing, the Mobile Division Sale Order, the Studio Division Sale Order or any other Final Order, which amount will either be (i) agreed upon by the Debtors, Heller and the Committee and approved by Final Order, or (ii) fixed by a Final Order entered in accordance with the Bankruptcy Code and the Bankruptcy Rules.

      1.49 Holder means the beneficial owner or holder of any Claim or Interest.

      1.50 Interim Distribution Date means a date prior to the Final Distribution Date, upon which date the Disbursing Agent distributes Excess Available Cash in accordance with Section 6.4(C) of the Plan.

      1.51 Intercompany Claims means the Claims of one Debtor against one of the other Debtors.

      1.52  Interest means an equity security, as such term is defined in section 101(16) of the Bankruptcy Code.

      1.53 Lien means, with respect to the assets of the Debtors, any mortgage, lien, pledge, charge, security interest, encumbrance or other legally cognizable security device of any kind affecting such assets.

      1.54  Liquidating Debtor means Unitel on and after the Effective Date.

      1.55 Old Interests means, collectively, the Common Stock, the Unitel 53 Membership Interests, the Unitel 57 Membership Interests and the R Squared Common Stock.

      1.56 Operating Reserve means the reserve to be established and maintained by the Liquidating Debtor in a segregated, interest-bearing account into which the Liquidating Debtor will, from time to time, deposit Cash to, among other things, fund the operating expenses of the Liquidating Debtor, as set forth more fully in Section 5.4 of the Plan.

      1.57 Person means any individual, corporation, partnership, association, joint stock company, joint venture, estate, trust, unincorporated organization, Governmental Unit or any political subdivision thereof, any other entity, or as otherwise defined in section 101(41) of the Bankruptcy Code.

      1.58 Plan means this "Debtors' First Amended Joint Consolidated Liquidating Plan of Reorganization," dated as of August 29, 2001, including, without limitation, all exhibits, supplements, appendices and schedules hereto, as it may be altered, modified, supplemented or amended hereafter by the Debtors in accordance with a Final Order, the Bankruptcy Code, the Bankruptcy Rules and/or this Plan.

      1.59 Plan Administrator means initially Mr. Joel Getzler, the Person designated by the Debtors as the representative of the estates for purposes of administering the Plan; provided, however, that in the event the Plan Administrator resigns or is terminated, the Chairman of the Official Committee shall select any subsequent Plan Administrator.

      1.60 Pre-Petition Credit Agreement means that certain Amended and Restated Loan and Security Agreement dated as of December 12, 1995 among Unitel, as borrower, R Squared, as corporate guarantor, and Heller, as agent and lender, including, without limitation, all exhibits, supplements, appendices and schedules thereto, as it may be altered, modified, supplemented or amended

      1.61 Priority Claim means any Claim entitled to priority in payment pursuant to section 507 of the Bankruptcy Code and that is not an Administrative Claim, Priority Tax Claim or Secured Claim.

      1.62 Priority Tax Claim means any Claim of a Governmental Unit for taxes, interest and penalties entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

      1.63 Professional Person means any Persons retained or to be compensated pursuant to sections 326, 327, 328, 330, 331, 503(b) or 1103 of the
            Bankruptcy Code.

      1.64 Pro Rata means the proportion that the amount of any Claim bears to the aggregate amount of such Claim and all other Claims in the same Class entitled to distributions from the same source of Cash including any Disputed Claims in such Class.

      1.65 R Squared means R Squared, Inc., a California corporation and debtor and debtor in possession in these Cases under chapter 11 of the Bankruptcy Code.

      1.66  R Squared Common Stock means the common stock of R Squared.

      1.67 Schedules means, collectively, the respective schedules of assets and liabilities, schedule of executory contracts and unexpired leases, and statement of financial affairs Filed by each of the Debtors with the Bankruptcy Court in accordance with section 521(1) of the Bankruptcy Code, as the same may have been or may hereafter be amended or supplemented from time to time in accordance with Rule 1009 of the Bankruptcy Rules.

      1.68 Secured Claim means that portion of a Claim against the Debtors that is (a) secured, in whole or in part, by a valid, perfected and enforceable Lien, whether oral or written, arising by contract, operation of law or otherwise, that is not subject to avoidance under applicable bankruptcy or non-bankruptcy law, in or upon any right, title or interest of any of the Debtors in and to property, to the extent of the value of the Holder's interest in such property, or (b) subject to setoff under section 553 of the Bankruptcy Code, to the extent of the amount subject to setoff, each as determined by section 506(a) and 1111(b) of the Bankruptcy Code and the Bankruptcy Rules.

      1.69 Senior Claim Reserve means the reserve of Cash to be established and maintained by the Debtors on the Effective Date to make distributions to Holders of Administrative Claims (including Fee Claims (as estimated)), Priority Tax Claims, Priority Claims and Secured Claims whose Claims, as of the Effective Date, are Disputed Claims, if and when any such Claims become Allowed Claims, as set forth more fully in Sections 6.7 and 6.8 of the Plan.

      1.70 Senior Claims means, collectively, Administrative Claims, Priority Tax Claims, Priority Claims and Secured Claims.

      1.71 Settlement Stipulations means, collectively, (i) the Settlement Stipulation between the Debtors and William M. Canter, as approved by Consent Order dated August 11, 2000, (ii) the Settlement Stipulation between the Debtors and Anthony and Hilary Parisi, as approved by Consent Order dated June 5, 2000, (iii) the Settlement Stipulation between the Debtors and Lisa Calderon and Gerard Connelly, as approved by Consent Order dated December 5, 2000, and
            (iv) Stipulation and Order between the Debtors and Agustina Enriquez dated December 5, 2000

      1.72 Subsidiary Interests means all authorized, issued and outstanding Interests in Unitel 53, Unitel 57 and R Squared.

      1.73 Substantive Consolidation Order means the order of the Bankruptcy Court authorizing the substantive consolidation of the Cases as provided in Article VII of the Plan.

      1.74 Unitel means Unitel Video, Inc., a Delaware corporation and debtor and debtor in possession in these Cases under chapter 11 of the Bankruptcy Code.

      1.75 Unitel 53 means Unitel 53 LLC, a New York limited liability company and debtor and debtor in possession in these Cases under chapter 11 of the Bankruptcy Code.

      1.76 Unitel 53 Membership Interests means the membership interests of Unitel 53.

      1.77 Unitel 57 means Unitel 57 LLC, a New York limited liability company and debtor and debtor in possession in these Cases under chapter 11 of the Bankruptcy Code.

      1.78 Unitel 57 Membership Interests means the membership interests of Unitel 57.


2

                           LIQUIDATION OF THE DEBTORS

      This Plan provides for the liquidation of all of the Debtors' Assets and the distribution of the net proceeds therefrom to the Holders of Allowed Claims in accordance with applicable bankruptcy law and this Plan.


3

                  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

      A Claim shall be deemed classified in a particular Class for all purposes, including voting, confirmation and distribution only to the extent that such Claim qualifies within the description of such Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim qualifies within the description of such different Class. Unless otherwise provided, to the extent a Claim qualifies for inclusion in a more specifically defined Class and a more generally defined Class, it shall be included in the more specifically defined Class. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest is an Allowed Claim or Interest in that Class and has not been paid, released or otherwise satisfied prior to the Effective Date.

      3.1 Class 1 - Administrative Claims. Class 1 consists of all Administrative Claims.

      3.2   Class 2 - Priority Claims. Class 2 consists of all Priority Claims.

      3.3 Class 3 - Priority Tax Claims. Class 3 consists of all Priority Tax Claims.

      3.4 Class 4 - Miscellaneous Secured Claims. Class 4 consists of all Secured Claims. 1.1

      3.5 Class 5 - General Unsecured Claims. Class 5 consists of all General Unsecured Claims.

      3.6 Class 6 - Common Stock. Class 6 consists of the Interests of the Holders of the Common Stock.

      3.7 Class 7 - Subsidiary Interests. Class 7 consists of the Interests of the Holder of Unitel 53 Membership Interests, Unitel 57 Membership Interests and R Squared Common Stock.

4

                             TREATMENT OF CLASSES OF
                              CLAIMS AND INTERESTS

      The treatment of and consideration to be received by a Holder of an Allowed Claim or Allowed Interest pursuant to this Article IV shall be in full and complete satisfaction, settlement, release and discharge of such Holder's respective Claim against or Interest in each and all of the Debtors except as otherwise provided in this Plan or the Confirmation Order.

      4.1   Administrative Claims (Class 1).

      Class 1 Claims are not impaired.

      Each Holder of a Class 1 Allowed Claim shall be paid Cash: (a) in an amount equal to the Allowed Amount of such Claim, without interest, on or as soon as practicable after the later of (i) the Effective Date, or (ii) the third Business Day following the date on which such Claim becomes an Allowed Claim; or
(b) in such amount, at such other date and upon such other terms as may be contained in a Final Order of the Bankruptcy Court or agreed upon, after notice to parties in interest, by the Debtors or the Liquidating Debtor, as the case may be, and the Holder of such Allowed Claim.

      4.2   Priority Claims (Class 2).

      Class 2 Claims are not impaired.

      Each Holder of a Class 2 Allowed Claim shall be paid Cash: (a) in an amount equal to the Allowed Amount of such Claim, without interest, on or as soon as practicable after the later of (i) the Effective Date, or (ii) the third Business Day following the date on which such Claim becomes an Allowed Claim; or
(b) in such amount, at such other date and upon such other terms as may be contained in a Final Order of the Bankruptcy Court or agreed upon, after notice to parties in interest, by the Debtors or the Liquidating Debtor, as the case may be, and the Holder of such Allowed Claim.

      4.3   Priority Tax Claims (Class 3).

      Class 3 Claims are not impaired.

      Each Holder of a Class 3 Allowed Claim shall be paid Cash: (a) in an amount equal to the Allowed Amount of such Claim, without interest subsequent to the Filing Date, on or as soon as practicable after the later of (i) the Effective Date and (ii) the third Business Day following the date on which such Claim becomes an Allowed Claim; or (b) in such amount, at such other date and upon such other terms as may be contained in a Final Order of the Bankruptcy Court or agreed upon, after notice to parties in interest, by the Debtors or the Liquidating Debtor, as the case may be, and the Holder of such Allowed Claim.

      4.4   Miscellaneous Secured Claims (Class 4).

      Class 4 Claims are impaired.

      Each Holder of a Class 4 Allowed Claim in full satisfaction, settlement, release and discharge thereof, shall receive or shall have received, in the sole discretion of the Debtors, on or as soon as practicable after the later of (a) the Effective Date and (b) the third Business Day following the date on which such Claim becomes an Allowed Secured Claim, (i) Cash in an amount equal to such Allowed Secured Claim (including any interest, charges and other amounts which such Holder may be entitled to as a Secured Claim under the Bankruptcy Code and applicable law), (ii) the property securing such Allowed Secured Claim, or (iii) such amount, at such other date and upon such other terms as may be contained in a Final Order of the Bankruptcy Court or agreed upon, after notice to parties in interest, by the Debtors or the Liquidating Debtor, as the case may be, and the Holder of such Allowed Claim.

      4.5   General Unsecured Claims (Class 5).

      Class 5 Claims are impaired.

      Unless otherwise agreed by the Debtors or the Liquidating Debtor, as the case may be, and the Holder of a Class 5 Allowed Claim: (a) each Holder of a Class 5 Allowed Claim shall receive, on or as soon as practicable after the later of: (1) the Effective Date, and (2) the third Business Day following the date on which such Claim becomes an Allowed Claim, such Holder's Pro Rata share of Available Cash; (b) each Holder of a Class 5 Allowed Claim shall receive on any Interim Distribution Date such Holder's Pro Rata share of distributed Excess Available Cash; and (c) each Holder of a Class 5 Allowed Claim shall receive on the Final Distribution Date or as soon as practicable thereafter, such Holder's Pro Rata share of Excess Available Cash.

      Heller shall have a General Unsecured Claim in the amount of the Heller Disgorgement Amount.

      4.6   Common Stock (Class 6).

      Class 6 Interests are impaired.

      All Class 6 Interests shall be deemed canceled as of the Effective Date and the Holders of such Interests shall not receive nor retain any property under the Plan. Holders of Class 6 Interests shall be deemed to have rejected the Plan.

              Section 4.7   Subsidiary Interests (Class 7).

      Class 7 Interests are impaired.

      All Class 7 Interests shall be deemed canceled as of the Effective Date and the Holder of such Interests shall not receive nor retain any property under the Plan. The Holder of Class 7 Interests shall be deemed to have rejected the Plan.

5

               MEANS FOR IMPLEMENTATION AND EXECUTION OF THIS PLAN

      5.1 Corporate Governance. On the Effective Date and automatically and without further action, (i) each existing member of the board of directors of each of the Debtors will resign or be terminated by the Plan Administrator and (ii) the Plan Administrator shall be deemed the sole shareholder, officer and director of each of the Debtors. The Plan will be administered by the Plan Administrator and all actions taken thereunder in the name of the Debtors shall be taken through the Plan Administrator.

      5.2 Investments. All Cash held by the Liquidating Debtor, in any accounts, shall be invested in accordance with section 345 of the Bankruptcy Code or as otherwise permitted by a Final Order of the Bankruptcy Court.

      5.3 Indemnification. The Liquidating Debtor shall indemnify and hold harmless the Disbursing Agent, the Plan Administrator and any full or part-time employee of the Liquidating Debtor, and their agents and attorneys, from and against and in respect to any and all liabilities, losses, damages, claims, costs and expenses, including but not limited to attorneys' fees arising out of or due to their actions or omissions, or consequences of such actions or omissions, other than as a result of their gross negligence or willful misconduct, with respect to the Liquidating Debtor or the implementation or administration of the Plan.

      5.4   Operating Reserve.

            1. Creation of Operating Reserve. On or prior to the Effective Date, the Liquidating Debtor shall establish a segregated, interest-bearing account, in an amount to be determined by the Liquidating Debtor and the Committee, to create and maintain the Operating Reserve. The monies in the Operating Reserve shall be used, inter alia, to fund all fees, costs, and expenses incurred in administering the Plan and winding down the Liquidating Debtor's business affairs, as determined by the Plan Administrator after consultation with the Committee.

            2. Maintenance of Operating Reserve. The Liquidating Debtor shall maintain sufficient Cash in the Operating Reserve as is necessary to ensure the continued funding of the activities described in Section 5.4(A) of the Plan (including the payment of the post-Effective Date fees of the Plan Administrator, counsel for the Liquidating Debtor and counsel for the Committee in accordance with Section 12.9 of the Plan).

            3. Reporting. The Liquidating Debtor shall provide a monthly report to the Committee of all expenditures made from the Operating Reserve.

            4. Supplementing of Operating Reserve. As may be determined by the Liquidating Debtor and the Committee, the Operating Reserve may be supplemented from time to time from any proceeds of the liquidation of the Assets of the Liquidating Debtor or from Excess Available Cash.

            5. Excess Operating Reserve Cash. After the completion by the Liquidating Debtor of all tasks remaining to liquidate fully its Assets and distribute the proceeds therefrom in accordance with this Plan, including the payment of all charges and taxes related thereto, any amounts remaining in the Operating Reserve on the Final Distribution Date (less an amount of Cash necessary and sufficient to complete the winddown and dissolution of the Liquidating Debtor, which amount shall be agreed upon by the Liquidating Debtor and the Committee) shall constitute Excess Operating Reserve Cash, to be distributed in accordance with this Plan.

      5.5 Distribution of Available Cash. On the Effective Date, the Disbursing Agent shall distribute Available Cash to the Holders of Class 5 Allowed Claims in accordance with Sections 4.6 and 6.4 of the Plan.

      5.6 Preservation of Debtors' Causes of Actions. Except as otherwise provided in the Plan, including, but not limited to Section 11.3 of the Plan, or the Confirmation Order, or in any contract, instrument, release, or other agreement entered into in connection with the Plan, the Liquidating Debtor will retain and may enforce all Causes of Action, including the Avoidance Actions. All proceeds of Causes of Action shall constitute Available Cash or Excess Available Cash, as the case may be.

      5.7 Professional Fees and Expenses. Each Person retained or requesting compensation in the Cases pursuant to sections 327, 328, 330, 331 or 503(b) of the Bankruptcy Code for services rendered through the Effective Date, shall file an application for allowance of final compensation and reimbursement of expenses in the Cases on or before the sixtieth (60th) day after the Confirmation Date. On or before the Confirmation Date, each such Person shall also provide the Debtors an estimate of the amount of compensation and expenses for which it intends to seek allowance. Notwithstanding anything to the contrary continued herein, any Person requesting compensation in the Cases pursuant to section 503(b)(3) of the Bankruptcy Code shall file an application for allowance of final compensation and reimbursement of expenses in the Cases on or before the tenth (10th) day after the Confirmation Date. Objections to each final fee application shall be filed on or before the seventy-fifth (75th) day after the Confirmation Date.

      5.8 Dissolution of Debtors. On or as soon as practicable after the Effective Date, the Liquidating Debtor will effect the dissolution of Unitel 53, Unitel 57 and R Squared in accordance with applicable non-bankruptcy law. On or as soon as practicable after the Final Distribution Date, the Liquidating Debtor will effectuate the dissolution of Unitel in accordance with applicable non-bankruptcy law.

6

                              CLAIMS; DISTRIBUTIONS


      6.1 Objections to Claims. An objection to a Claim shall be in writing and may be Filed by the Liquidating Debtor or any other appropriate party in interest, at any time on or before the Claims Objection Bar Date. The objecting party shall serve a copy of such objection upon the Holder of the Claim to which it pertains.

      6.2 Amendments to Claims. A Claim may be amended prior to the Confirmation Date only as agreed upon by the Debtors and the Holder of such Claim, or as otherwise permitted by the Bankruptcy Court, the Bankruptcy Rules or applicable law. After the Confirmation Date, a Claim may not be Filed or amended without the authorization of the Bankruptcy Court and, even with such Bankruptcy Court authorization, may be amended by the Holder of such Claim solely to decrease, but not to increase, the amount or priority. Any new or amended Claim Filed after the Confirmation Date shall be deemed Disallowed in full and expunged without any action by the Debtors or Liquidating Debtor, unless the Holder has obtained upon notice to the Plan Administrator prior Bankruptcy Court authorization for the Filing.

      6.3 Funding of the Plan. The Cash distributions to be made pursuant to the Plan and the Cash necessary to fund the payment in full of Allowed Senior Claims, the Senior Claim Reserve, the Operating Reserve, the distribution of Available Cash and the Disputed Claim Reserve will be available from funds currently on hand and available as of the Effective Date, including, without limitation, the Heller Disgorgement Amount, and from funds realized in connection with the liquidation of the non-Cash Assets of the Debtors.

      6.4   Distributions of Cash.

            1. Distribution to Senior Claims. On the Effective Date, or as soon thereafter as practicable, the Disbursing Agent shall make the Cash distributions required to be paid to the Holders of Allowed Class 1 Claims (except with respect to Fee Claims), Class 2 Claims, Class 3 Claims, and Class 4 Claims pursuant to
                  Article IV of the Plan.

            2. Initial Distribution to Allowed Class 5 Claims. On the Effective Date, or as soon thereafter as practicable, the Disbursing Agent shall distribute the Available Cash to the Holders of Allowed Class 5 Claims in accordance with Section
                  4.5 of the Plan.

            3. Interim Distributions to Allowed Class 5 Claims. Prior to the Final Distribution Date, the Plan Administrator may in its discretion (after consultation with the Committee) direct the Disbursing Agent to distribute, to the extent practicable, all or some portion of then-existing Excess Available Cash to Holders of Allowed Class 5 Claims in accordance with Section
                  4.5 of the Plan.

            4. Final Distribution to Allowed Class 5 Claims. On the Final Distribution Date, the Disbursing Agent shall make the Final Distribution to Holders of Allowed Class 5 Claims in accordance with Section 4.5 of the Plan

            5. Fee Claims. In the case of Fee Claims, the Disbursing Agent shall make payment of Allowed Fee Claims to each Holder thereof as and when such Claims become due and payable by Final Order authorizing and approving the payment thereof. Notwithstanding the foregoing, the Court's Administrative Order, Pursuant to Sections 105(a) and 331 of the Bankruptcy Code, Establishing Revised Procedures for Interim Compensation and Reimbursement of Expenses of Professionals dated December 27, 2000 shall remain in full force and effect, and the Debtors or the Liquidating Debtor, as the case may be, shall comply with the terms thereof.

      6.5 No Distributions to Holders of Disputed Claims. Notwithstanding any other provision of the Plan to the contrary, no Cash or other property shall be distributed under the Plan on account of any Disputed Claim.

      6.6 Establishment of Disputed Claims Reserve. On or prior to the Effective Date, the Liquidating Debtor shall establish a segregated, interest-bearing account, and shall deposit therein Cash in an aggregate amount sufficient to pay to each Holder of a Class 5 Disputed Claim the amount such Holder would have been entitled to receive under the Plan if its Disputed Claim were an Allowed Claim on the Effective Date, unless the Court, after notice and hearing, authorizes the Liquidating Debtor to reserve a lesser amount on account of such Disputed Claim in which case the Liquidating Debtor shall reserve such lesser amount on account of such Disputed Claim.

      6.7 Establishment of Senior Claims Reserve. On or prior to the Effective Date, the Liquidating Debtor shall establish a segregated, interest-bearing account, and shall deposit therein Cash in an aggregate amount sufficient to pay to each Holder of an Administrative Claim, Priority Tax Claim, Priority Claim, and Miscellaneous Secured Claim whose Claim, as of the Effective Date, are Disputed Claims, have not been Allowed, or payment of which has not been authorized by the Bankruptcy Court, the amount such Holder would have been entitled to receive under the Plan if its Claim were an Allowed Claim on the Effective Date, unless the Court, after notice and hearing, authorizes the Liquidating Debtor to reserve a lesser amount on account of such Disputed Claim in which case the Liquidating Debtor shall reserve such lesser amount on account of such Disputed Claim.

      6.8 Subsequent Allowance or Disallowance of Disputed Claims/Cash Distributions. If, on or after the initial distribution date, any Disputed Claim becomes an Allowed Claim, the Liquidating Debtor shall in accordance with Sections 6.6 and 6.7 of the Plan, as applicable, distribute from the Disputed Claims Reserve or the Senior Claims Reserve, as the case may be, to the Holder of such Allowed Claim the amount of Cash that such Holder would have been entitled to receive under the Plan if such Claim had been an Allowed Claim on the Effective Date in the amount in which it has become an Allowed Claim, together with the actual amount of any interest earned on such Allowed Claim since the Effective Date. In the event that such Allowed Claim is less than the amount of the Disputed Claim, the difference between the amount reserved on behalf of such Disputed Claim and the amount distributed on behalf of such Allowed Claim shall constitute Excess Disputed Claims Reserve Cash or Excess Senior Claim Reserve Cash, as the case may be. If any Disputed Claim is Disallowed by Final Order of the Bankruptcy Court, the amount reserved in the Disputed Claims Reserve or Senior Claim

            Reserve, as the case may be, with respect to the Disallowed Claim, if any, including interest actually earned on such Disallowed Claim, shall constitute Excess Disputed Claims Reserve Cash or Excess Senior Claim Reserve Cash, as the case may be.

      6.9 Setoffs. The Liquidating Debtor may, but shall not be required to, set off against any Claim or the distributions to be made pursuant to the Plan in respect of such Claim, any claims of any nature whatsoever the Liquidating Debtor has against the Holder of such Claim, but neither the failure to do so nor the allowance of any Claim under the Plan shall constitute a waiver or release by the Liquidating Debtor of any such claim the Liquidating Debtor may have against such Holder.

      6.10 Delivery of Distributions. Distributions and deliveries to Holders of Allowed Claims shall be made at the address of each such Holder as set forth on the proofs of Claim filed by such Holders (or at the last known addresses of such Holders if no proof of Claim is filed or if the Liquidating Debtor has been notified in writing of a change of address), except as otherwise provided in the Plan. If any such Holder's distribution is returned as undeliverable or is unclaimed, no further distributions to such Holder shall be made unless and until the Liquidating Debtor is notified in writing by such Holder of such Holder's then current address, at which time any missed distributions shall be made to such Holder without interest. Amounts in respect of undeliverable or unclaimed distributions shall be returned to the Disbursing Agent until such distributions are claimed. All claims for undeliverable or unclaimed distributions shall be made within six (6) months of the date of such distribution. Any Cash amounts in respect of undeliverable or unclaimed distributions which remain unclaimed within such six
            (6)-month period shall be forfeited to the Liquidating Debtor and shall constitute Excess Available Cash.

      6.11 Resolution of Disputed Claims. The Liquidating Debtor may resolve any Disputed Claim upon terms and conditions otherwise consistent with the Plan as the Liquidating Debtor and the Holder of the Disputed Claim shall agree; provided that (a) in the event the resolution involves an aggregate payment to such Holder and/or affiliates of such Holder of less than $50,000 on account of one or more Disputed Claims, the Debtors shall provide no less than five
            (5) Business Days notice of the terms of such resolution to counsel for the Committee, and (b) in the event the resolution involves an aggregate payment to such Holder and/or affiliates of such Holder equal or greater than $50,000 on account of one or more Disputed Claims, such resolution must either be approved by the Committee or pursuant to a Final Order.

7

                            SUBSTANTIVE CONSOLIDATION

      7.1 The Plan contemplates and is predicated upon entry of the Substantive Consolidation Order which will effect the substantive consolidation of the Debtors into a single entity solely for the purposes of all actions associated with Confirmation and consummation of the Plan. Pursuant to the Substantive Consolidation Order, on the Confirmation Date, but subject to the occurrence of the Effective Date: (i) all Intercompany Claims by and between the Debtors shall be eliminated; (ii) all Assets and liabilities of the Debtors shall be pooled or treated as though they were merged; (iii) all prepetition cross-corporate guarantees of the Debtors shall be eliminated; (iv) any obligation of any Debtor and all guarantees thereof executed by one or more of the Debtors shall be deemed to be one obligation of the consolidated Debtors; (v) any Claims Filed or to be Filed in connection with any such obligation and such guarantees shall be deemed one Claim against the consolidated Debtors; and (vi) each and every Claim Filed in the Cases shall be deemed a single obligation of each of the Debtors under the Plan on and after the Confirmation Date. On the Confirmation Date, and in accordance with the terms of the Plan and the consolidation of the Assets and liabilities of the Debtors, all Claims based upon guarantees of collection, payment or performance made by the Debtors as to the obligations of another Debtor shall be discharged, released and of no further force and effect.

8

              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

      8.1 Rejection. On the Confirmation Date, all executory contracts and unexpired leases not previously assumed or rejected by the Debtors, or the subject of a motion to assume or assume and assign such contract or lease pending as of the Confirmation Hearing, shall be automatically rejected by the Debtors without further notice or order, in accordance with the provisions of sections 365 and 1123 of the Bankruptcy Code.

      8.2 Claims for Rejection Damages. Each Person who is a party to an executory contract or unexpired lease not previously assumed or rejected by the Debtors and rejected pursuant to Section 8.1 hereof shall be entitled to File, not later than fifteen (15) days after notice of entry of the Confirmation Order, a proof of claim for damages alleged to arise from the rejection of such executory contract or unexpired lease, or be forever barred. A copy of any such proof of Claim shall be Filed with the Bankruptcy Court and served upon the Liquidating Debtor in accordance with the notice provision of Section 12.1 hereof, not later than fifteen (15) days after notice of entry of the Confirmation Order. If the Claim becomes an Allowed Claim, then such Claim shall be classified as a General Unsecured Claim and distributions shall be made thereon on the next occurring distribution date in accordance with the provisions of the Plan.


9

                            RETENTION OF JURISDICTION

      The Bankruptcy Court shall retain jurisdiction over all matters arising out of or relating to the Cases, including the following matters:

            (1) allowance or classification of Claims and determination of any objections thereto;

            (2) interpretation and enforcement of the Plan and issuance of such orders as may be necessary for the implementation, execution and consummation of the Plan;

            (3) determination of applications for allowance of compensation or reimbursement of expenses for Professional Persons;

            (4)   determination of requests for payment of Administrative
                  Claims;

            (5) determination of disputes regarding the implementation of the Plan;

            (6) determination of applications pending on the Confirmation Date for the rejection, assumption or assignment of executory contracts or unexpired leases and the allowance of any Claim allegedly resulting therefrom;

            (7) determination of applications, motions, adversary proceedings, contested matters and other litigated matters that may be pending in the Bankruptcy Court on or initiated after the Confirmation Date;

            (8) enforcement of all orders, judgments, injunctions, and rulings entered in connection with the Cases;

            (9) determination of such other matters and for such other purposes as the Confirmation Order may provide;

           (10) modifications to the Plan pursuant to section 1127 of the Bankruptcy Code, or to remedy any apparent nonmaterial defect in or omission from the Plan, or to reconcile any nonmaterial inconsistency in the Plan so as to carry out its intent and purposes;

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
            (12) determination of matters under sections 346, 505 and 1146 of the Bankruptcy Code with respect to any tax, fine, penalty or addition to tax or refund, including determinations regarding any tax liability arising in connection with the liquidation of Assets pursuant to the Plan (including with respect to any request pursuant to section 505(b) of the Bankruptcy Code for such period);

            (13) entry of an order establishing a bar date in respect of any Claims for which a Bar Date or Administrative Bar Date has not been established as of the Confirmation Date;

            (14) determination of compromises and settlements of Claims against the Debtors or their estates;

            (15)  determination of the Heller Disgorgement Amount;

            (16) determination of all issues and disputes regarding title to the Assets of the Debtors, the Liquidating Debtor, or the Debtors' estates; and

            (17)  entry of an order or final decree closing the Cases.


10

             CONDITIONS PRECEDENT TO CONFIRMATION AND EFFECTIVENESS

      10.1 Conditions Precedent to Confirmation. Confirmation of the Plan shall not occur unless and until the following condition has occurred or has been waived in accordance with the terms of the Plan:

                        1. The Bankruptcy Court shall have entered the Substantive Consolidation Order.

                        2. The Bankruptcy Court shall have entered the Confirmation Order.

      10.2 Conditions Precedent to the Effective Date. The Effective Date of the Plan shall not occur unless and until each of the following conditions has occurred or has been waived in accordance with the terms of the Plan:

                        1. The Substantive Consolidation Order shall have become a Final Order.

                        2.    The Confirmation Order shall have become a Final
                              Order.


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
      10.3 Waiver of Conditions to Confirmation of the Plan and Effective Date. Any condition to confirmation of the Plan or the Effective Date contained in this Article X may be waived, in whole or in part, after the provision of three (3) business days' written notice to the Committee by the Debtors, unless the Court orders otherwise.


11

                             EFFECTS OF CONFIRMATION

      11.1 Binding Effect. Except as otherwise provided in the Plan or the Confirmation Order, the provisions of the Plan shall bind the Debtors and any Holder of a Claim or Interest, whether or not such Holder of a Claim or Interest is impaired under the Plan and whether or not such Holder of a Claim or Interest accepted the Plan.

      11.2 Vesting of Property. Except as otherwise provided in the Plan or the Confirmation Order, on the Effective Date, all Assets of the estate of each Debtor shall vest in and be retained by the Liquidating Debtor subject to the provisions of the Plan and the Confirmation Order. As of the Effective Date, all Assets retained by the Liquidating Debtor pursuant hereto shall be free and clear of all Liens, Claims and Interests of Holders, except as otherwise provided in the Plan and the Confirmation Order.

      11.3  Releases.

            1. On the Effective Date, the Debtors release unconditionally, and hereby are deemed to release unconditionally, (i) each of the Debtors' officers, directors, shareholders, employees, consultants, attorneys, accountants and other representatives and (ii) the Committee and, solely in their capacity as members or representatives of the Committee, each member, consultant, attorney, accountant or other representative of the Committee (the Persons specified in clauses (i) and (ii) are referred to collectively as the "Releasees"), from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, transaction, event or other occurrence taking place on or between the Filing Date and the Effective Date in any way relating to the Releasees, the Debtors, the Cases or the Plan (other with respect to claims for gross negligence or willful misconduct).

            2. On the Effective Date, all Holders of Claims and Interests shall be deemed to have unconditionally released the Releasees, from any and all rights, claims, causes of action, obligations, suits, judgments, damages and liabilities whatsoever which any such Holder may be entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, transaction, event or other occurrence taking place on or between the Filing Date and the Effective Date in any way relating to the Debtors, the Cases or the Plan (other with respect to claims for gross negligence or willful misconduct).

            3. Notwithstanding anything to the contrary contained herein, the Plan shall not affect the terms of the Settlement Stipulations and the non-Debtor parties to the Settlement Stipulations shall have a continuing right to seek payment consistent with the terms of the Settlement Stipulations.

      11.4 Injunction. Effective on the Effective Date, all Holders of Claims and Interests shall be enjoined from taking any of the following actions against or affecting the Debtors and any of their present and former officers, directors, shareholders, employees, agents and representatives and their successors and assigns, the Assets of the Debtors and any direct or indirect transferee or successor in interest to any of the Debtors or the Assets of any such transferee or successor and any other Releasee with respect to seeking payment or satisfaction of such Claims or Interests (other than actions brought to enforce any rights or obligations under this Plan or appeals, if any, from the Confirmation Order): (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind against the Debtors and any of their present and former officers, directors, shareholders, employees, agents and representatives and their successors and assigns, the Assets of the Debtors and any direct or indirect transferee or successor in interest to any of the Debtors or the Assets of any such transferee or successor other than as contemplated by this Plan

            (including, without limitation, Section 11.3 of the Plan); (ii) enforcing, levying, attaching, collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or order against the Debtors and any of their present and former officers, directors, shareholders, employees, agents and representatives and their successors and assigns, the Assets of the Debtors and any direct or indirect transferee or successor in interest to any of the Debtors or the Assets of any such transferee or successor other than as contemplated by this Plan (including, without limitation, Section 11.3 of the Plan); (iii) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Debtors and any of their present and former officers, directors, shareholders, employees, agents and representatives and their successors and assigns, the Assets of the Debtors and any direct or indirect transferee or successor in interest to any of the Debtors or the Assets of any such transferee or successor other than as contemplated by this Plan (including, without limitation, Section
            11.3 of the Plan); (iv) asserting any set-off or right of subrogation of any kind, directly or indirectly, against any obligation due the Debtors and any of their present and former directors, officers, shareholders, employees, agents and representatives and their successors and assigns, the Assets of the Debtors and any direct or indirect transferee or successor in interest to any of the Debtors or the Assets of any such transferee or successor other than as contemplated by this Plan (including, without limitation, Section 11.3 of the Plan); and (v) proceeding in any manner in any place whatsoever that does not conform to or comply with the provisions of this Plan (including, without limitation, Section 11.3 of the Plan).

12

                            MISCELLANEOUS PROVISIONS

      12.1  Notices.

            1. Any notice required or permitted under the Plan shall be in writing and served either by: (1) certified mail, return receipt requested, postage prepaid; (2) hand delivery; or (3) reputable overnight delivery service, freight prepaid, addressed to the following entities:

UNITEL VIDEO, INC.
c/o KAYE SCHOLER LLP
Attorneys for Unitel Video, Inc.
425 Park Avenue
New York, New York  10022
(212) 836-8000
Attn:   Andrew A. Kress, Esq.
        Benjamin Mintz, Esq.


UNITEL VIDEO, INC.
c/o GETZLER & CO., INC.
Plan Administrator
295 Madison Avenue
New York, New York 10017
(212) 697-2400
Attn:   Mr. Joel Getzler


OFFICIAL COMMITTEE OF UNSECURED CREDITORS
c/o ROSENMAN & COLIN LLP
575 Madison Avenue
New York, New York 10022
(212) 940-8800
Attn: Jeff J. Friedman, Esq.

                        2. Notices to Holders of Claim or Interest shall be sent to the address set forth in such Holder's proof of Claim or proof of Interest or, if none was filed, at the address set forth in the Schedules.

      12.2 Section Headings. The headings of the Articles, Sections and Subsections of the Plan are inserted for convenience only and shall not affect the interpretation thereof.

      12.3 Construction. The rules of construction set forth in section 102 of the Bankruptcy Code shall apply to the construction of the Plan.

      12.4 Amendments. The Debtors or the Liquidating Debtor, as the case may be, may alter, amend, modify, withdraw or supplement the Plan at any time, subject, however, to section 1127 of the Bankruptcy Code or as otherwise permitted by law, without additional disclosure pursuant to Section 1125 of the Bankruptcy Code, except as the Court may otherwise direct.

      12.5 Effect of Withdrawal or Revocation. If the Debtors withdraw or revoke the Plan prior to the Confirmation Date, or if the Confirmation Date or the Effective Date does not occur, then the Plan shall be deemed null and void. In such event, nothing contained herein shall be deemed to constitute a waiver or release of any Claim by or against the Debtors or any other Person or to prejudice in any matter the rights of the Debtors or any other Person in any further proceedings involving the Debtors.

      12.6 No Interest. Except as expressly provided in the Plan, or allowed by Final Order of the Bankruptcy Court, no interest, penalty or late charge is to be allowed on any Claim or Interest on or subsequent to the Filing Date.

      12.7 Severability. Except as to terms which would frustrate the overall purpose of this Plan, should any provision in this Plan be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any or all other provisions of this Plan.

      12.8 Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the law of the State of New York shall govern the construction of the Plan and any agreements, documents and instruments executed in connection with the Plan.

      12.9 Post-Effective Date Professional Fees. The Plan Administrator, counsel for the Liquidating Debtor and counsel for the Committee shall each be entitled to reasonable and necessary compensation for services rendered and reimbursement for reasonable and necessary out-of-pocket disbursements incurred with respect to the implementation and consummation of the Plan subsequent to the Effective Date. Each Person seeking post-Effective Date Compensation and reimbursement of expenses shall provide, on a monthly basis, a detailed invoice of fees and expenses for which it seeks payment to the Plan Administrator, counsel for the Liquidating Debtor and counsel for the Committee. Unless the Court orders otherwise, following the fifteenth (15th) day after receipt of a monthly invoice, the Liquidating Debtor shall pay such Person the fees and expenses requested in such invoice.

      12.10 Dissolution of Committee. Upon the Liquidating Debtors' making of the Final Distribution, the Committee shall dissolve and be terminated.


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
      12.11 Successors and Assigns. The rights, benefits and obligations of any Person named or referred to in the Plan will be binding upon, and will inure to the benefit of, the heirs, executors, administrators, representatives, successors or assigns of such Person.

      12.12 Transactions on Business Days. If any date on which a transaction may occur under the Plan shall occur on a day that is not a Business Day, the transaction contemplated by the Plan to occur on such day shall instead occur on the next succeeding Business Day.

                                    UNITEL VIDEO, INC., UNITEL 53 LLC, UNITEL 57
                                    LLC, and R SQUARED, INC.


                                    By:    /s/ Joel Getzler
                                       -----------------------------------------
                                       Joel Getzler, Getzler & Co., Inc.
                                       Management Consultant



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